                                                                   EXHIBIT 10.35


                           RESTRICTED STOCK AGREEMENT

                                Non-transferable

                                    GRANT TO



                         ------------------------------
                                  ("Grantee")


               by CTI Molecular Imaging, Inc. (the "Company") of



                            ------------------------

           shares of its common stock, $0.01 par value (the "Shares")

pursuant to and subject to the provisions of the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan (the "Plan") and to the terms and conditions set forth on the following page (the "Terms and Conditions").

         Unless sooner vested in accordance with Section 3 of the Terms and Conditions, the restrictions imposed under Section 2 of the Terms and Conditions will expire as to the following percentage of the Shares awarded hereunder, on the following respective dates:

                                                              Date of Expiration
             Percentage of Shares                               of Restrictions
             --------------------                        -----------------------------
                     ___%                                1st Anniversary of Grant Date
                     ___%                                2nd Anniversary of Grant Date
                     ___%                                3rd Anniversary of Grant Date
                     ___%                                4th Anniversary of Grant Date

         IN WITNESS WHEREOF, CTI Molecular Imaging, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the Grant Date.

                                     CTI Molecular Imaging, Inc.



                                     By:
                                        ---------------------------------------
                                           Its:  Authorized Officer


                                     Grant Date:
                                                 ------------------------------


                                     Accepted by Grantee:
                                                          ---------------------

TERMS AND CONDITIONS

1. Grant of Shares. CTI Molecular Imaging, Inc. (the "Company") hereby grants to the Grantee named on Page 1 hereof ("Grantee"), subject to the restrictions and the other terms and conditions set forth in the CTI Molecular Imaging, Inc. 2002 Long Term Incentive Plan (the "Plan") and in this award agreement (this "Agreement"), the number of shares indicated on Page 1 hereof of the Company's $0.01 par value common stock (the "Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Restrictions. The Shares are subject to each of the following restrictions. "Restricted Shares" mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee's employment with the Company or any Affiliate terminates for any reason other than as set forth in paragraph (b) or (c) of Section 3 hereof (including, without limitation, Grantee's Retirement), then Grantee shall forfeit all of Grantee's right, title and interest in and to the Restricted Shares as of the date of employment termination, such Restricted Shares shall revert to the Company immediately following the event of forfeiture. The restrictions imposed under this Section shall apply to all shares of the Company's common stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the common stock of the Company.

3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the "Restricted Period"):

      (a) As to the percentages of the Shares on the dates specified on page 1 hereof; or

      (b) The date of termination of Grantee's employment by reason of death or Disability; or

      (c) The date of termination of Grantee's employment by the Company without Cause, or Grantee's resignation for Good Reason, within 24 months after the occurrence of a Change of Control.

4. Delivery of Shares. The Shares will be registered in the name of Grantee as of the Grant Date of Grant and will be held by the Grantee during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

"This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Agreement between the registered owner of the shares represented hereby and CTI Molecular Imaging, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the offices of CTI Molecular Imaging, Inc."

Stock certificates for the Shares, without the first above legend, shall be delivered to Grantee or Grantee's designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

5. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If Grantee forfeits any rights he may have under this Agreement in accordance with Section 3, Grantee shall no longer have any rights as a stockholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock. In the event that for any reason Grantee shall have received dividends upon such stock after such forfeiture, Grantee shall repay to the Company any amount equal to such dividends.

6. Changes in Capital Structure. The provisions of the Plan shall apply in the case of a change in the capital structure of the Company. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the Shares then subject to this Agreement shall automatically be adjusted proportionately.

7. No Right of Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee's employment at any time, nor confer upon Grantee any right to continue in the employ of the Company or any Affiliate.

8.     Payment of Taxes.

         (a) Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. To effect such election, Grantee may file an appropriate election with Internal Revenue Service within thirty (30) days after award of the Shares and otherwise in accordance with applicable Treasury Regulations.

         (b) Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in Grantee's gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind (including Grantee's FICA obligation) required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

9. Amendment. The Committee may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Shares hereunder had expired) on the date of such amendment or termination.

10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

11. Successors. This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

12. Severability. If any one or more of the provisions contained in this Agreement are invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

         CTI Molecular Imaging, Inc.
         810 Innovation Drive
         Knoxville, Tennessee  37932
         Attn: President

or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.